UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-22083 (Commission File No.)	84-1116894 (I.R.S. Employer Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado         80215
(Address of principal executive offices)                            (Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02    Resignation of Directors.

On March 31, 2006, Gerald F. Willman resigned as a director of Global Med Technologies, Inc. Mr. Willman will continue in his position as Senior Vice President of International Business Development for the Company’s Wyndgate division.

On March 31, 2006, the following individuals were installed as members of Global Med Technologies, Inc.’s Board of Directors:

-T. Kendall Hunt,
-Sarah Ladd Eames,
-Robert R. Gilmore, and
-Thomas F. Marcinek

With the exception of Mr. Marcinek, who is the Company’s President and COO, all of the newly installed directors are considered independent. As of March 31, 2006, a majority of Global Med’s directors are considered independent.

The biographies for the new directors are as follows:

T. Kendall “Ken” Hunt became a Director and member of the Audit Committee of Global Med Technologies, Inc. on March 31, 2006. Mr. Hunt is Chairman of the Board and Chief Executive Officer of VASCO Data Security International, Inc. (“VASCO”). He served as VASCO’s Chief Executive Officer through June 1999. He returned as CEO in November 2002. He has been a Director since July 1997 and currently serves a one-year term. He served since 1990 as Chairman and President of VASCO’s predecessor, VASCO Corp. He is also affiliated with several high-tech early-stage companies, serving as a member of their Board of Directors. He is a co-founder and on the Board of Secured Services, Inc., a publicly-held company, listed on the NASDAQ (Symbol: ssvc). Mr. Hunt is President of the Belgian Business Club of Chicago. Additionally, he is on the Advisory Board for the Posse Foundation, an organization dedicated to providing full college scholarships to urban minority youth lead ers through its partnerships with elite universities across the U.S. He holds an MBA from Pepperdine University, Malibu, California, 1979, and a BBA from the University of Miami, Florida, 1965.

Sarah L. Eames became a Director, Audit Committee member, and Chairman of the Compensation Committee of Global Med Technologies, Inc. on March 31, 2006. Separately, she has served as a director of Allied Healthcare International since June 2002 and as Executive Vice President of the company since November 2004. She served as Chief Executive Officer of the company from January 2004 to November 2004, as Chief Operating Officer of the company from June 2001 to November 2004, and as President of the company from May 1998 to November 2004. She was Executive Vice President of Business Development and Marketing of the company from June 1997 to May 1998. Prior to joining the company, Ms. Eames was employed by Johnson & Johnson Professional, Inc. as a Business Development Consultant from 1996 to 1997. From June 1995 to November 1995, Ms. Eames served as Vice President of Marketing for Apria Healthcare Group, Inc., a California-based home healthcare company. From 1980 to 1995, Ms. Eames held various marketing and business development positions at Abbey Healthcare Group Inc., a predecessor of Apria Healthcare Group, Inc.

Robert R. Gilmore became a Director and Audit Committee Chairman of Global Med Technologies, Inc. on March 31, 2006. He was elected to the Board of Directors of MK Resources in March 2004 and served until August of 2005. Mr. Gilmore is an Independent Financial Consultant and a Certified Public Accountant. Mr. Gilmore served as Chief Financial Officer of Teamshare, Inc. (a software company) from 2000 to 2002 and as Vice President Finance and Chief Financial Officer of Dakota Mining Corporation from 1991 to 1997. Mr. Gilmore also serves as a Director for Eldorado Gold Corporation, as well as Chairman of the Audit Committee and serves on the Compensation Committee of the Board of Directors.

Thomas F. Marcinek became a Director and Compensation Committee member of Global Med Technologies, Inc. on March 31, 2006 and has been the President and Chief Operating Officer since March 1998.  Previously, Mr. Marcinek was the President of the Data Technologies Group, a division of Henry Schein, Inc., Melville, New York. Mr. Marcinek was also the president and owner of a practice management software consulting firm prior to joining Global Med. Mr. Marcinek received his BA Degree in Management with Honors from St. Mary's College of California and has nearly two decades’ experience as an MIS specialist.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC. By: /s/ Michael I. Ruxin, M.D. Michael I. Ruxin, M.D. Chairman and Chief Executive Officer

Date: April 4, 2006